UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 18, 2008

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective September 18, 2008, the board of directors (the "Board") of Marsh & McLennan Companies, Inc. ("MMC") has adopted amendments to MMC's Amended & Restated By-laws. The amendments to the Amended & Restated By-laws are summarized below. This summary is qualified in its entirety by reference to the Amended & Restated By-laws, as so amended, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

General

The Amended and Restated By-laws, as amended effective September 18, 2008, are referred to below as the "amended By-laws." The Amended & Restated By-laws as previously in effect are referred to below as the "former By-laws."

In addition to the amendments described below, the amended By-laws include certain changes to clarify language and make various technical corrections and other non-substantive changes.

The amended By-laws' conventions with respect to section numbering differ from the conventions used in the former By-laws, in the interest of facilitating cross-references. For example, the first section of Article II of the amended By-laws is designated "Section 2.01;" in the former By-laws, this section was designated "SECTION 1."

Article I. Offices and Records

Section 1.02.  Records. The amended By-laws include a new Section 1.02, regarding the location of MMC's books and records. A similar provision was included in Article III of the former By-laws.

Article II. Meetings of the Stockholders

Section 2.04.  Notice of Meeting. The amended By-laws clarify that MMC may cancel or postpone a stockholders meeting by public announcement.

Section 2.05.  Fixing of Record Date. Article II, Section 5 of the former By-laws referred to the Board's ability to fix dividend record dates, as well as stockholder meeting record dates. The reference to dividend record dates has been deleted from amended Section 2.05. That matter is now addressed in Section 9.06 of the amended By-laws.

Section 2.06.  Quorum and Adjournment. The amended By-laws add further detail to the provisions on quorum and adjournment, to indicate the procedures to be followed when specified business is to be voted on by class or series. The amended By-laws also indicate the circumstances in which notice of an adjourned meeting must be given to stockholders. In addition, the term "Voting Stock," which is used in Articles II and X of the amended By-laws, is introduced and defined.

Section 2.10.  Notice of Director Nominations and Other Business. Article II, Section 10 of the former By-laws addressed the procedures for stockholder nominations of directors. Article II, Section 11 of the former By-laws addressed the procedures for stockholder proposals of other business. These two topics are addressed by Section 2.10 of the amended By-laws.

The former By-laws provided for advance notice of stockholder nominations of director candidates and stockholder proposals for other business at an annual meeting of stockholders at least 90 days before the first anniversary of the date of the preceding year's annual meeting. Section 2.10(A)(iii) of the amended By-laws provides that such advance notice shall be delivered to MMC not earlier than 5:00 p.m. Eastern Time on the 120th day and not later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of such annual meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by MMC.

Section 2.10(A)(iv) of the amended By-laws expands the information required to be provided to MMC by a stockholder nominating a director candidate or proposing other business at an annual meeting. The newly required information includes information about persons controlling, or acting in concert with, such stockholder, including specified information about such stockholder and/or other persons' ownership of MMC-related derivative securities, maintenance of short positions in MMC securities and hedging transactions relating to MMC securities.

Section 2.10(A)(v) of the amended By-laws provides that, notwithstanding anything in the advance notice provisions to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the advance notice provisions shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to MMC not later than 5:00 p.m. Eastern Time on the tenth day following the day on which such public announcement is first made by MMC.

Section 2.10(B) of the amended By-laws establishes procedures by which business may be brought before a special meeting of stockholders. This section provides that if MMC calls a special meeting of stockholders for the purpose of electing one or more directors, a stockholder may nominate a director candidate for election to any such position on the Board as specified in MMC's notice of meeting, if such stockholder shall deliver advance notice to MMC not earlier than 5:00 Eastern Time on the 120th day prior to the date of such special meeting and not later than 5:00 p.m. Eastern Time on the 90th day prior to the date of such special meeting (or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, not later than 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement is first made).

Section 2.10(C)(i) of the amended By-laws establishes procedures for the verification of information provided by a stockholder nominating a director candidate or proposing other business.

Article III. Board of Directors

Section 3.01.  General Powers. This section was captioned "Powers, Number, Tenure, Qualifications and Compensation" in the former By-laws. The primary change effected by the amended By-laws is the deletion of a reference to a mandatory retirement age for non-executive directors. That subject is now addressed exclusively in MMC's Guidelines for Corporate Governance.

Section 3.02.  Number and Tenure. New Section 3.02 refers to the size of the Board, a matter addressed in Article III, Section 1 of the former By-laws. Section 3.02 of the amended By-laws also provides procedural details regarding director resignations.

Section 3.03.  Board Leadership. New Section 3.03 clarifies the appointment and functions of the Chairman and, if applicable, the Lead Director. These matters were addressed in Article IV of the former By-laws.

Section 3.04.  Meetings; Section 3.05. Notice. New Sections 3.04 and 3.05 clarify the mechanics for calling, providing notice of and holding meetings of the Board. These matters were addressed in Article III, Section 2 of the former By-laws.

Section 3.06.  Quorum. The quorum for directors' meetings was addressed in Article III, Section 4 of the former By-laws. The amended By-laws increase the quorum requirement for Board action. The former By-laws stated that one-third of the Board was sufficient for a quorum. The amended By-laws provide that a majority of the Board is required for a quorum.

Section 3.07.  Action Without A Meeting. The ability of the Board to act by unanimous written consent was addressed in Article III, Section 5 of the former By-laws.

Section 3.08.  Committees of the Board. New Section 3.08 addresses committees of the Board, a matter addressed by Article V of the former By-laws. In addition, Section 3.08 of the amended By-laws clarifies the circumstances under which a committee member's term may end, and clarifies the mechanics for calling, providing notice of and holding committee meetings.

Article IV. Officers of the Corporation

Section 4.01.  General. Section 4.01 of the amended By-laws identifies the chief executive officer, president, chief financial officer and the general counsel as officers to be elected by the Board, and deletes the reference to the Chairman and the Lead Director as "officers."

Section 4.02.  Appointment and Term of Office. This section was captioned "Term and Removal" in the former By-laws. Section 4.02 of the amended By-laws clarifies that officers shall be elected annually and provides other term-related details.

Section 4.03.  Chief Executive Officer. This section was captioned "Chairman of the Board/Lead Director" in the former By-laws. Section 4.03 of the amended By-laws addresses the role of the chief executive officer. Details regarding the Board's election of a Chairman and/or Lead Director, and the functions of those individuals, are now addressed in Section 3.03 of the amended By-laws.

Section 4.04.	President. This new section refers to the powers and duties of the president.

Section 4.05.  Chief Financial Officer. This new section refers to the powers and duties of the chief financial officer.

Section 4.06.  General Counsel. This new section refers to the powers and duties of the general counsel.

Article IV of the amended By-laws removes specific descriptions of the powers and duties of MMC's vice chairman(men), vice president(s), secretary, treasurer and controller. The election of such officers, however, remains contemplated in Section 4.01 of the amended By-laws. Article IV of the amended By-laws also removes outdated provisions concerning the giving of bonds by certain officers.

Article V. Reserved

Article V of the former By-laws addressed various matters regarding the composition and operation of Board committees. As described above, those matters are now addressed in Section 3.08 of the amended By-laws. The amended By-laws designate Article V as "reserved."

Article VII. Contracts, Proxies and Other Instruments

Section 7.01.  Contracts and Other Instruments. Section 7.01 of the amended By-laws clarifies the authority of officers to execute contracts and other instruments on behalf of MMC.

Section 7.02.  Proxies. Section 7.02 of the amended By-laws clarifies the authority of appointed individuals to cast votes on behalf of MMC as the holder of stock in another entity.

Article VIII. Capital Stock

Article VIII has been generally consolidated and updated. Consistent with the New York Stock Exchange's requirement that all listed securities be eligible to participate in the Direct Registration System, the amended By-laws clarify that MMC may issue some or all of the shares of its common stock without certificates, and update provisions related to uncertificated shares.

Article IX. Miscellaneous

Article IX has been generally consolidated and updated. New Section 9.05 of the amended By-laws addresses the declaration and payment of dividends, a matter that was addressed in Article II, Section 5 of the former By-laws.

Article X. Amendments

The language of Article X regarding the ability of stockholders and directors to amend the By-laws has been simplified but has not been changed in substance. Amended Article X clarifies that notice of a proposed amendment of the By-laws must be contained in the notice of the stockholders' meeting or notice of the Board meeting, as the case may be, at which such proposed amendment is to be considered.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2009 ANNUAL MEETING

As a result of the amendment to the advance notice provisions described above, a stockholder nomination or proposal intended to be considered at MMC's 2009 Annual Meeting of Stockholders must be received by MMC after Thursday, January 15, 2009, and prior to 5:00 p.m., Eastern Time, on Tuesday, February 17, 2009 so long as the 2009 Annual Meeting is not advanced or delayed by more than 30 days from May 15, 2009 (the anniversary date of the prior year’s annual meeting). Nominations or proposals should be delivered to Marsh & McLennan

Companies, Inc., 1166 Avenue of the Americas, New York, NY 10036-2774, Attention: Corporate Secretary.

Nothing contained in the amended By-laws shall be deemed to affect any rights of a stockholder to request inclusion of a proposal in, or MMC’s right to exclude a proposal from, MMC’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor provision).

Item 8.01	Other Events

As a result of the above-described amendment to Section 3.01 of the By-laws, the Board has also adopted an amendment, effective September 18, 2008, to MMC's Guidelines for Corporate Governance (the "Guidelines"). The subject of mandatory retirement for non-executive directors is now addressed exclusively in the Guidelines. Amended Section E.6 of the Guidelines provides that a non-executive director shall retire from the Board not later than the annual meeting of stockholders following his or her 75th birthday. Previously, both the former By-laws and Section E.6 of the Guidelines required a non-executive director to retire at the annual meeting following his or her 72nd birthday, unless he or she had been a non-executive director for less than 10 years, in which case he or she would retire at the annual meeting following the earlier of the 10th anniversary of his or her initial election to the Board and his or her 75th birthday.

This summary is qualified in its entirety by reference to the amended Guidelines, which are available at www.mmc.com/about/GuidelinesCorporateGovernance.pdf.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.2	Amended and Restated By-laws of Marsh & McLennan Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel & Corporate

Secretary

Date:	September 18, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

3.2	Amended and Restated By-laws of Marsh & McLennan Companies, Inc.